Exhibit 10.1

LIMITED WAIVER TO CREDIT AGREEMENT
This Limited Waiver to Credit Agreement (this “Waiver”), dated as of February 21, 2019, is entered into by and among Windstream Services, LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties listed on the signature pages hereto, the Lenders listed on the signature pages hereto constituting the Required Revolving Lenders and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”).
RECITALS:
WHEREAS, the Borrower, the Lenders party thereto, the Administrative Agent, and the other agents party thereto have entered into that certain Sixth Amended and Restated Credit Agreement, originally dated as of July 17, 2006, and amended and restated as of April 24, 2015 (as amended by the Amendment No. 1 to the Sixth Amended and Restated Credit Agreement, dated as of June 6, 2018, the “Existing Credit Agreement”; the Existing Credit Agreement, as modified by this Waiver and as the same hereafter further may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);
WHEREAS, the United States District Court of the Southern District of New York entered a Findings of Fact and Conclusions of Law on February 15, 2019 with respect to case 17-CV-7587 (JMF) (the “Findings”);
WHEREAS, certain Defaults or Events of Default have occurred or may have occurred and be continuing under the Existing Credit Agreement, directly or indirectly, as a result of the Findings or otherwise (including the failure to make certain interest payment due on February 19, 2019) (the “Defaults”); and
WHEREAS, the Borrower intends to make a single Borrowing of Revolving Loans in an aggregate principal amount of not more than $25,000,000 on or about February 21, 2019 but not later than February 22, 2019 (the “Specified Borrowing”); and
WHEREAS, the Borrower has requested that, solely for purposes of the Specified Borrowing, the Required Revolving Lenders waive (i) the condition contained in Section 4.03(a) of the Existing Credit Agreement with respect to the making and accuracy of the representations and warranties contained in Sections 3.04(b), 3.06(a), 3.06(c) and 3.07 of the Existing Credit Agreement (the “Specified Representations”) and (ii) the condition contained in Section 4.03(b) of the Existing Credit Agreement with respect to the Defaults (the conditions referred to in clauses (i) and (ii), the “Specified Conditions”).
WHEREAS, the undersigned Lenders constituting the Required Revolving Lenders are willing to accommodate such request, subject to satisfaction of the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as modified hereby.
SECTION 2. Limited Waiver of Conditions. In reliance on the representations, warranties and covenants of the Borrower contained in this Waiver, including without limitation those set forth in Section 3 below, and subject to the terms and conditions of this Waiver, including, without limitation, the conditions to effectiveness specified in Section 4 below, the Revolving Lenders party hereto hereby waive the Specified Conditions solely for purposes of the Specified Borrowing. The Administrative Agent and the Revolving Lenders party hereto each agree and acknowledge that the requirement of the Borrower to provide advance notice to the Administrative Agent in respect of the Specified Borrowing is hereby waived. It is further agreed that the Specified Borrowing, if made, shall be an Alternate Base Rate Borrowing.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Waiver, the Borrower represents and warrants that:
(a) As of the Waiver Effective Date, this Waiver has been duly authorized, executed and delivered to the Administrative Agent on behalf of the Required Revolving Lenders . This Waiver and the Credit Agreement (in each case, as of the Waiver Effective Date) constitute its legal, valid and binding obligation, enforceable against the Borrower and the other Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b) The representations and warranties of each Loan Party set forth in the Loan Documents (except for the Specified Representations) that are qualified by materiality are true and correct, and the representations and warranties (except for the Specified Representations) that are not so qualified are true and correct in all material respects, in each case, as of the Waiver Effective Date (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty is true and correct or true and correct in all material respects, as applicable, as of such earlier date).
(c) The proceeds of the Specified Borrowing shall be used solely for the purposes set forth in that certain Windstream Revolving Credit Facility Request, dated as of, and delivered to the Revolving Lenders on, February 18, 2019.
SECTION 4. Waiver Effective Date. This Waiver shall become effective as of the first date (the “Waiver Effective Date”) on which each of the following conditions shall have been satisfied:
(a) The Administrative Agent shall have received a counterpart signature page of this Waiver duly executed by each of the Borrower, the Administrative Agent and the Revolving Lenders constituting the Required Revolving Lenders.
(b) The representations and warranties set forth in Sections 3 of this Waiver shall be true and correct in all respects on and as of the Waiver Effective Date, and the Administrative Agent shall have received a certificate (in form and substance reasonably acceptable to the Administrative Agent), dated as of the Waiver Effective Date and signed by a Financial Officer of the Borrower, certifying as to such representations and warranties.
(c) the Borrower shall have paid all outstanding fees, charges and disbursements of Davis Polk & Wardwell LLP, counsel for the Administrative Agent, incurred in respect of the Credit Agreement and this Waiver, to the extent invoiced on or prior to the Waiver Effective Date.
SECTION 5. Amounts Owing
(a) The Borrower and each other Loan Party acknowledge and agree that, as of the date hereof (but prior to giving effect to any Specified Borrowing), the Borrower and, through the Guarantee Agreement, each of the other Loan Parties, is indebted to the Revolving Lenders in an aggregate amount equal to (a) the aggregate principal amount of Revolving Loans outstanding under the Credit Agreement in an amount equal to $777,000,000, plus accrued and unpaid interest thereon and fees in respect thereof, plus (b) all obligations with respect to the Letters of Credit outstanding under the Credit Agreement in the aggregate principal amount equal to $23,440,987, plus the aggregate amount of any LC Reimbursement Obligations, plus (c) the costs and out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Waiver and all documented unpaid costs and out-of-pocket expenses incurred by the Administrative Agent and the Revolving Lenders in connection with the enforcement or protection of their rights or in connection with this Waiver, the Credit Agreement and the other Loan Documents, in connection with the Secured Obligations owing to them under the Credit Agreement or incurred during any workouts, restructuring or negotiating in respect of such Secured Obligations, as and to the extent set forth in Section 9.03 of the Credit Agreement, plus (e) amounts owing, if any, to any Indemnitee, as and to the extent set forth in Section 9.03 of the Credit Agreement, and such amounts are outstanding without defense, offset or counterclaim.

(b) The Borrower and each other Loan Party further acknowledge and agree that following the Waiver Effective Date and the making of the Specified Borrowing and notwithstanding anything to the contrary contained in the Credit Agreement (but without in any way limiting the conditions or any other provision set forth in the Credit Agreement), (x) no Revolving Lender shall be obligated to, or shall be permitted to, honor any Borrowing Request and (y) the Issuing Bank shall not be obligated to, nor shall it be permitted to, issue, amend, renew or extend any Letter of Credit (other than any amendment, renewal or extension otherwise permitted under the Credit Agreement that does not increase the amount available to be drawn under the applicable Letter of Credit), in each case of clauses (x) and (y) unless each Revolving Lender shall have consented thereto in its sole discretion. Nothing contained herein shall alter, modify or otherwise relieve any Revolving Lender of its obligations under Section 2.04(d).
SECTION 6. Effect of the Waiver.
(a) Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Waiver is limited in nature and nothing contained herein is intended, or shall be deemed or construed, (i) to constitute a waiver of any Default or any future Defaults (as defined in the Credit Agreement) or Events of Default or compliance with any term or provision of the Loan Documents or applicable law or (ii) to establish a custom or course of dealing between the Loan Parties, on the one hand, and the Administrative Agent and/or any Lender, on the other hand.
(b) From and after the Waiver Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement as modified hereby. This Waiver shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, no amendment or modification to this Waiver shall be effective without the consent of the Borrower and each Revolving Lender.
SECTION 7. Reaffirmation. In connection with the execution and delivery of this Waiver, the Borrower and each Wireline Company, as borrower, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which such Person grants Liens or security interests in its property or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under the Loan Documents, hereby (i) ratifies and reaffirms all of its payment, performance and observance obligations and “Secured Obligations”, whether contingent or otherwise, under each such Loan Document, as amended, restated, waived or consented to hereby, to which it is a party, and (ii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Loan Documents as security for the “Secured Obligations” of such Person under or with respect to the Loan Documents, ratifies and reaffirms such grant of security and confirms and agrees that such Liens and security interests hereafter secure all of the Secured Obligations of such Person and the Borrower and the Wireline Companies , as applicable, under the Loan Documents, as amended, restated, waived or consented to hereby and by the Credit Agreement, in each case including, without limitation, all additional obligations, indebtedness and Secured Obligations resulting from the Credit Agreement. Each of the parties hereto hereby consents to this Waiver and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.

SECTION 8. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 9. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent promptly after receipt of a written request for its documented and reasonable out-of-pocket expenses in connection with this Waiver, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in each case to the extent required by the Credit Agreement.
SECTION 10. Counterparts. This Waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Waiver shall be effective as delivery of an original executed counterpart of this Waiver.
SECTION 11. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Waiver.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WINDSTREAM SERVICES, LLC, as the Borrower

By:	/s/ Robert E. Gunderman
Name: Robert E. Gunderman
Title: Chief Financial Officer

[Signature Page to Waiver to Credit Agreement]

THE GUARANTORS LISTED ON ANNEX I HERETO

By:	/s/ Robert E. Gunderman
Name: Robert E. Gunderman
Title: Chief Financial Officer

SOUTHWEST ENHANCED NETWORK SERVICES, LLC

By:	/s/ Robert E. Gunderman
Name: Robert E. Gunderman
Title: Chief Financial Officer

WINDSTREAM SOUTHWEST LONG DISTANCE, LLC

By:	/s/ Robert E. Gunderman
Name: Robert E. Gunderman
Title: Chief Financial Officer

[Signature Page to Waiver to Credit Agreement]

JPMorgan Chase Bank, N.A. as Administrative Agent, Lender and Issuing Bank

By:	/s/ Neal R. Boylan
Name: Neal R. Boylan
Title: Managing Director

[Signature Page to Waiver to Credit Agreement]

[Lender signature pages on file with the Administrative Agent]

[Signature Page to Waiver to Credit Agreement]